The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 5, 2022

PRELIMINARY PRICING SUPPLEMENT No. U6882

(To the Product Supplement No. WF-I dated July 27, 2022,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 August 5, 2022

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

■  Linked to the lowest performing of the common stock of Amazon.com, Inc., the common stock of Apple Inc. and the common stock of Microsoft Corporation (each referred to as an “Underlying Stock” and collectively as the “Underlying Stocks”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you receive the face amount of your securities at maturity will depend in each case on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price

■  Contingent Coupon. The securities will pay a contingent coupon on a monthly basis until the earlier of the stated maturity date or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that month is greater than or equal to its threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant month. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 15.00% per annum. Contingent coupons should not be viewed as ordinary periodic interest payments

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the monthly calculation days from February 2023 to July 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment

■  Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities

■  The threshold price for each Underlying Stock is equal to 70% of its starting price

■  If the securities are not automatically called prior to maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends paid on any Underlying Stock

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■  No exchange listing; you should be willing and able to hold your securities to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 of this pricing supplement and “Risk Factors” beginning on page PS-4 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying, product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$27.50	$972.50
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $27.50 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 face amount of the securities on the pricing date will be between $942.50 and $972.50 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Terms of the Securities

Market Measures:	The common stock of Amazon.com, Inc. (ticker symbol “AMZN UW”) , the common stock of Apple Inc. (ticker symbol “AAPL UW”) and the common stock of Microsoft Corporation (Reuters ticker symbol “MSFT UW”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”
Pricing Date*:	August 12, 2022
Issue Date*:	August 17, 2022
Original Offering Price:	$1,000 per security
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing Underlying Stock on the immediately preceding calculation day is greater than or equal to its threshold price.

Each contingent coupon payment, if any, will be calculated per security as follows: ($1,000 x contingent coupon rate) / 12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 15.00% per annum.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from February 2023 to July 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the sixth monthly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:	Monthly, on the 12th day of each month, commencing September 2022 and ending on the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to August 12, 2027 as the “final calculation day.”
Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date*:	August 17, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity	If the securities are not automatically called prior to maturity, you will be entitled to receive on the stated

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Payment Amount:

maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price: $1,000; or

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its threshold price.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Underlying Stock:	On any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Starting Price:

With respect to the common stock of Amazon.com, Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Apple Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Microsoft Corporation: $ , its stock closing price on the pricing date.

In the event that the closing price for any Underlying Stock is not available on the pricing date, the starting price for such Underlying Stock will be determined on the immediately following trading day on which a closing price is available.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Threshold Price:

With respect to the common stock of Amazon.com, Inc.: $ , which is equal to 70% of its starting price.

With respect to the common stock of Apple Inc.: $ , which is equal to 70% of its starting price.

With respect to the common stock of Microsoft Corporation: $ , which is equal to 70% of its starting price.

Stock Closing Price:

Stock Closing Price, Closing Price and Adjustment Factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Market Disruption Events and Postponement Provisions:	Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Calculation Agent:	Credit Suisse International
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $27.50 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include WFA. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	22553QG76

____________________

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Additional Information About the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the product supplement dated July 27, 2022, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. WF–I dated July 27, 2022:

https://www.sec.gov/Archives/edgar/data/1053092/000095010322013067/dp177600_424b2-wfi.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of at least 15.00% per annum (to be determined on the pricing date) until the earlier of the stated maturity date or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable calculation day is greater than or equal to 70% of its starting price;

▪	are willing to accept the risk that if the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 30%, and possibly all, of the face amount at maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of the better performing Underlying Stocks;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks;

▪	understand and are willing to accept the full downside risks of each Underlying Stock;

▪	are willing to forgo participation in any appreciation of any Underlying Stock and dividends paid on any Underlying Stock; and

▪	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	require full payment of the face amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 30% from its starting price;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Underlying Stock;

▪	seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

▪	are unwilling to accept the risk of exposure to the Underlying Stocks;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the sections titled “Amazon.com, Inc.,” “Apple Inc.” and “Microsoft Corporation” below.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Determining Payment on a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related calculation day.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock with the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

If the securities have not been automatically called prior to maturity, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The threshold price for each Underlying Stock is 70% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 30.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Credit Suisse or another issuer with a similar credit rating.

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Will Not Pay More Than The Face Amount Of Your Securities, Plus Contingent Coupon Payments, If Any.

The securities will not pay more than the face amount of your securities, plus contingent coupon payments, if any, regardless of the performance of any Underlying Stock. Even if the ending price of each Underlying Stock is greater than its respective starting price, you will not participate in the appreciation of any Underlying Stock. Therefore, the maximum amount payable with respect to the securities (excluding contingent coupon payments, if any) is $1,000 for each $1,000 face amount. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an automatic call.

The Securities Do Not Provide For Regular Fixed Interest Payments.

Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. The number of contingent coupon payments you receive over the term of the securities, if any, will depend on the performance of the Underlying Stocks during the term of the securities. On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the immediately preceding calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the stock

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

closing price of the lowest performing Underlying Stock is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments during the term of the securities. Thus, the securities are not an appropriate investment for investors who require regular fixed income payments, since the number of contingent coupon payments is variable and may be zero.

In addition, if interest rates generally increase over the term of the securities, it is more likely that the contingent coupon payment, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the contingent coupon payments over the term of the securities, and still lose your initial investment. Even if you do receive some or all of your initial investment at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

Contingent Coupon Payments, If Any, Are Paid On A Periodic Basis And Are Based Solely On The Stock Closing Prices Of The Underlying Stocks On The Specified Calculation Days.

Whether the contingent coupon will be paid with respect to a calculation day will be based on the stock closing prices of the Underlying Stocks on such day. As a result, you will not know whether you will receive the contingent coupon payment until near the end of the relevant period. Moreover, because the contingent coupon payment is based solely on the stock closing prices of the Underlying Stocks on a specific calculation day, if the stock closing price of an Underlying Stock is less than its threshold price on a calculation day, you will not receive any contingent coupon payment with respect to such calculation day, even if the stock closing price of such Underlying Stock was higher on other days during the relevant period.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. For example, if one Underlying Stock appreciates from its starting price to its ending price, but the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will be exposed to the depreciation of the lowest performing Underlying Stock and you will not benefit from the performance of the Underlying Stock that appreciated. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks. Each additional Underlying Stock to which the securities are linked increases the risk that the securities will perform poorly. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

It is impossible to predict the relationship between the Underlying Stocks. If the performances of the Underlying Stocks exhibit no correlation to each other, it is more likely that one of the Underlying Stocks will cause the securities to perform poorly. However, if the Underlying Stock Issuers’ businesses tend to be related such that the performances of the Underlying Stocks are correlated, then there is less likelihood that only one Underlying Stock will cause the securities to perform poorly. Furthermore, to the extent that each Underlying Stock represents a different market segment or market sector, the risk of one Underlying Stock performing poorly is greater. As a result, you are not only taking market risk on each Underlying Stock, you are also taking a risk relating to the relationship among the Underlying Stocks.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close at or above its respective threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

The Starting Price Of Any Underlying Stock May Be Determined On A Date Later Than The Pricing Date.

The starting price of any Underlying Stock may be determined after the pricing date. In the event that the closing price for any Underlying Stock is not available on the pricing date, the starting price for such Underlying Stock will be determined on the

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

immediately following trading day on which a closing price is available. Under these circumstances, you will not know the starting price of such Underlying Stock until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the price of an Underlying Stock. The greater the expected volatility with respect to an Underlying Stock on the pricing date, the higher the expectation as of the pricing date that the stock closing price of such Underlying Stock could be less than its threshold price on any calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower threshold prices) than for similar securities linked to the performance of a stock with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower threshold prices may not necessarily indicate that you will receive a contingent coupon payment on any contingent coupon payment date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of any Underlying Stock can change significantly over the term of the securities. The prices of the Underlying Stocks for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlying Stocks and the potential to lose a significant portion, and possibly all, of the face amount per security at maturity.

The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Opportunity To Be Paid Contingent Coupons Over The Full Term Of The Securities.

The securities are subject to a potential automatic call. If the securities are automatically called, no further payments will be made in respect of the securities and you will lose the opportunity to continue to be paid contingent coupon payments from the call settlement date to the stated maturity date.

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed. For additional information, see “Terms of the Securities—Market Disruption Events and Postponement Provisions” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Underlying Stocks

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

•	We Cannot Control Actions By An Underlying Stock Issuer.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Underlying Stocks And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Underlying Stocks. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in the Underlying Stocks or instruments related to the Underlying Stocks. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade in the Underlying Stocks or instruments related to the Underlying Stocks from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the stock closing prices of any Underlying Stock, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general, such as:

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

o	the expected and actual volatility of the Underlying Stocks;

o	the expected and actual correlation, if any, between the Underlying Stocks;

o	the time to maturity of the securities;

o	the dividend rate on the Underlying Stocks;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	events affecting companies engaged in the respective industries of the Underlying Stock Issuers;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the Underlying Stocks or markets generally and which may affect the prices of the Underlying Stocks; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately five months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although we or our affiliates may purchase the securities from holders, we are not obligated to do so and we are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which we are willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
200.00%	$1,000.00
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you will receive at maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to maturity. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 15.00% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, threshold price and stock closing price for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock and the actual contingent coupon rate will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Common stock of Amazon.com, Inc.	Common stock of Apple Inc.	Common stock of Microsoft Corporation
Hypothetical starting price:	$100	$100	$100
Hypothetical stock closing price on relevant calculation day:	$90	$95	$85
Hypothetical threshold price:	$70	$70	$70
Performance factor (stock closing price on calculation day divided by starting price):	90%	95%	85%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the common stock of Microsoft Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $12.50 per security, determined as follows: (i) $1,000 multiplied by 15.00% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Common stock of Amazon.com, Inc.	Common stock of Apple Inc.	Common stock of Microsoft Corporation
Hypothetical starting price:	$100	$100	$100
Hypothetical stock closing price on relevant calculation day:	$55	$125	$105
Hypothetical threshold price:	$70	$70	$70
Performance factor (stock closing price on calculation day divided by starting price):	55%	125%	105%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the common stock of Amazon.com, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on the relevant calculation day are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Example 3. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	Common stock of Amazon.com, Inc.	Common stock of Apple Inc.	Common stock of Microsoft Corporation
Hypothetical starting price:	$100	$100	$100
Hypothetical stock closing price on relevant calculation day:	$115	$105	$120
Hypothetical threshold price:	$70	$70	$70
Performance factor (stock closing price on calculation day divided by starting price):	115%	105%	120%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the common stock of Apple Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,012.50 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Hypothetical Payment at Maturity

Set forth below are examples of calculations of the maturity payment amount payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical starting price, threshold price and ending price for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	Common stock of Amazon.com, Inc.	Common stock of Apple Inc.	Common stock of Microsoft Corporation
Hypothetical starting price:	$100	$100	$100
Hypothetical ending price:	$145	$135	$150
Hypothetical threshold price:	$70	$70	$70
Performance factor (ending price divided by starting price):	145%	135%	150%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Apple Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security and, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, a final contingent coupon payment.

Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than its threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	Common stock of Amazon.com, Inc.	Common stock of Apple Inc.	Common stock of Microsoft Corporation
Hypothetical starting price:	$100	$100	$100
Hypothetical ending price:	$85	$115	$110
Hypothetical threshold price:	$70	$70	$70
Performance factor (ending price divided by starting price):	85%	115%	110%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Amazon.com, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but greater than or equal to its threshold price, you would receive the face amount of your securities at maturity.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security and, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, a final contingent coupon payment.

Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	Common stock of Amazon.com, Inc.	Common stock of Apple Inc.	Common stock of Microsoft Corporation
Hypothetical starting price:	$100	$100	$100
Hypothetical ending price:	$120	$45	$115
Hypothetical threshold price:	$70	$70	$70
Performance factor (ending price divided by starting price):	120%	45%	115%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Apple Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you would lose a portion of the face amount of your securities and receive a maturity payment amount equal to $450 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

= $1,000 × 45%

= $450

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450 per security. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock from its starting price to its ending price if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold prices. To the extent that the starting price, threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Amazon.com, Inc.

According to its publicly available filings with the SEC, Amazon.com, Inc. is a retail company with online and physical stores offering a variety of products sold by Amazon.com, Inc. and third parties. Amazon.com, Inc. also manufactures and sells electronic devices, including Kindle e-readers, Fire tablets, Fire TVs and Echo devices and develops and produces media content. The common stock of Amazon.com, Inc. is listed on the Nasdaq Global Select Market. Amazon.com, Inc.’s SEC file number is 000-22513 and can be accessed through www.sec.gov.

Historical Information

We obtained the closing prices of the common stock of Amazon.com, Inc. in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Amazon.com, Inc. for the period from January 3, 2017 to August 1, 2022. The closing price on August 1, 2022 was $135.39. The historical performance of the common stock of Amazon.com, Inc. should not be taken as an indication of the future performance of the common stock of Amazon.com, Inc. during the term of the securities.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Apple Inc.

According to its publicly available filings with the SEC, Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related services. The common stock of Apple Inc. is listed on the Nasdaq Stock Market. Apple Inc.’s SEC file number is 001-36743 and can be accessed through www.sec.gov.

Historical Information

We obtained the closing prices of the common stock of Apple Inc. in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Apple Inc. for the period from January 3, 2017 to August 1, 2022. The closing price on August 1, 2022 was $161.51. The historical performance of the common stock of Apple Inc. should not be taken as an indication of the future performance of the common stock of Apple Inc. during the term of the securities.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Microsoft Corporation

According to its publicly available filings with the SEC, Microsoft Corporation is a technology company that develops, licenses and supports software products, services and devices. The common stock of Microsoft Corporation is listed on the Nasdaq Stock Market. Microsoft Corporation’s SEC file number is 001-37845 and can be accessed through www.sec.gov.

Historical Information

We obtained the closing prices of the common stock of Microsoft Corporation in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Microsoft Corporation for the period from January 3, 2017 to August 1, 2022. The closing price on August 1, 2022 was $278.01. The historical performance of the common stock of Microsoft Corporation should not be taken as an indication of the future performance of the common stock of Microsoft Corporation during the term of the securities.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Subject to the discussion below and in the accompanying product supplement under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Apple Inc. and the Common Stock of Microsoft Corporation due August 17, 2027

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement and the product supplement , as supplemented or superseded by this pricing supplement.

PRS-25

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES – AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). If the closing level of the lowest performing underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the lowest performing underlying has declined below its threshold level, you will not receive a contingent coupon payment for that payment date. If the lowest performing underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the lowest performing underlying. If the lowest performing underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the lowest performing underlying. Although investors will be exposed to the downside risk of the lowest performing underlying, investors will not participate in any appreciation of any underlying. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day. Therefore, investors will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

A-2| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity, and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity, and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on each calculation day is the underlying that has the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

The key features of these Market Linked Securities are described below.

•	Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semi-annually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified “non-call period”). If the closing level of the lowest performing underlying on any call date is greater than or equal to its closing level on the pricing date (its starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price, plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the lowest performing underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period, if the closing level of the lowest performing underlying on a calculation day during such non-call period has not declined below its threshold level.

•	Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the lowest performing underlying on the final calculation day (its ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decline in the level of the lowest performing underlying from its starting level, and you will incur a significant loss at maturity.

The threshold level for each underlying will be less than its starting level. A particular issuance of these Market Linked Securities may specify a single threshold level (for each underlying) that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of any underlying, but will be fully exposed to any decline of the lowest performing underlying, if its ending level is less than its threshold level.

The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and/or call date. Investors will not benefit in any way from the performance of the better performing underlying(s). Therefore, investors will be adversely affected if any underlying declines below its threshold level(s), even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s).

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-3

Determining payment on a contingent coupon payment date, call settlement date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the lowest performing underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

If these Market Linked Securities have not been called prior to maturity, the payment at maturity will be based on the ending level, threshold level, and starting level of the lowest performing underlying on the final calculation day. The diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any) assuming an offering price of $1,000 per security.

A-4| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called
Original Offering Price:	$1,000 per Market Linked Security
Calculation Days/Contingent Coupon Payment Dates:	Semi-annually
Call Dates:	Semi-annually (on each calculation day starting approximately one year after issuance)
Contingent Coupon Rate:	7.00% per annum (or 3.5% per semi-annual period)
Threshold Level:	With respect to each underlying, 70% of its starting level

The examples below assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of not receiving contingent coupon payments, and of incurring a significant loss on your investment at maturity.

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the lowest performing underlying from its starting level to its ending level.

In the examples below, the color blue indicates that the closing level of the lowest performing underlying is greater than or equal to its starting level; the color green indicates that the closing level of the lowest performing underlying is less than its starting level, but greater than or equal to its threshold level; and the color red indicates that the closing level of the lowest performing underlying is less than its threshold level. The lowest performing underlying on a given calculation day is the underlying that had the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

Example 1: These Market Linked Securities are automatically called on the first call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	115%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	110%	120%	Call settlement date: 103.5%

Because of the one-year non-call period, even though the closing level of the lowest performing underlying was greater than its starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the lowest performing underlying on the first call date (one year from the pricing date) is greater than its starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-5

Example 2: These Market Linked Securities are automatically called on the third call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	60%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	107%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	110%	69%	Contingent coupon payment date: 0.0%
2 years from the pricing date	115%	105%	Call settlement date: 103.5%

Because the closing level of the lowest performing underlying is less than its threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates, even though the closing level of the better performing underlying on those dates was greater than its threshold level. Because the closing level of the lowest performing underlying on the third call date is greater than its starting level, these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

As this example illustrates, whether you receive a contingent coupon payment, and whether these Market Linked Securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing underlying on the relevant calculation day and/or call date. The performance of the better performing underlying is not relevant to your return on these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is greater than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	90%	120%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	101%	80%	Contingent coupon payment date: 3.5%
18 months from the pricing date	80%	65%	Contingent coupon payment date: 0.0%
2 years from the pricing date	60%	90%	Contingent coupon payment date: 0.0%
30 months from the pricing date	65%	95%	Contingent coupon payment date: 0.0%
3 years from the pricing date	75% (ending level)	110% (ending level)	Maturity date: 103.5%

Because the closing level of the lowest performing underlying is less than its starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the lowest performing underlying is greater than its threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date), but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level of the lowest performing underlying is greater than its threshold level, on the maturity date you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

A-6| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	80%	68%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	100%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	90%	62%	Contingent coupon payment date: 0.0%
2 years from the pricing date	110%	55%	Contingent coupon payment date: 0.0%
30 months from the pricing date	120%	45%	Contingent coupon payment date: 0.0%
3 years from the pricing date	130% (ending level)	50% (ending level)	Maturity date: 50.0%

Because the closing level of the lowest performing underlying is less than its threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity, and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level of the lowest performing underlying is less than its threshold level, you would incur a loss on your investment equal to the full decline of the lowest performing underlying from its starting level to its ending level. Your payment at maturity in this example would be calculated as follows (assuming Underlying 2, which was the lowest performing underlying on the final calculation day, had a hypothetical starting level of 1,000 and a hypothetical ending level of 500):

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

This example illustrates that you will not participate in any appreciation of either underlying, but will be fully exposed to the depreciation of the lowest performing underlying, if its ending level on the final calculation day is less than its threshold level, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-7

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-8| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors who:

•	Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the lowest performing underlying if the lowest performing underlying declines below its threshold level

•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the lowest performing underlying below its threshold level?

•	Are you comfortable accepting the full downside risks of each underlying?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Are you willing to forgo participation in any appreciation of any underlying?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-9

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Limited return potential. Even though you will be fully exposed to any decline in the level of the lowest performing underlying, if its ending level is below its threshold level, you will not participate in any increase in the level of any underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.

•	Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these Market Linked Securities if the closing level of the lowest performing underlying is greater than or equal to its starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.

•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying on each calculation day and/or call date. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying.

•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher contingent coupon rate, but it will be more likely that one of the underlyings will be performing poorly at any time over the term of these Market Linked Securities. All that is necessary for these Market Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility, dividend rate of the underlyings (if applicable), interest rates, the time remaining to maturity, the correlation between the underlyings, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market

A-10| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions, and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.

•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets, and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars, but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-11

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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